UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2010

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive Shelton, Connecticut 06484
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (203) 929-8810

  Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

  On April 20, 2010, TranSwitch filed a notice and issued a press release announcing that a record date of April 29, 2010 (the “Record Date”) has been set for TranSwitch’s previously announced proposed rights offering.  On April 13, 2010, TranSwitch filed a registration statement on Form S-1 with the Securities and Exchange Commission with respect to a proposed offering of subscription rights to purchase its common stock. Pursuant to the rights offering, stockholders of TranSwitch’s common stock on the Record Date will receive one transferable right for every one share of common stock owned on the Record Date.  Each right will entitle the stockholder to purchase 0.20 shares of common stock at a price of $2.40 per share. Stockholders will be entitled to subscribe for shares not subscribed for by other stockholders.  An aggregate of approximately 4.2 million shares of common stock will be available for purchase in the rights offering. A copy of the press release is attached as Exhibit 99.1 to this Report, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press release dated April 20, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

April 20, 2010	By:	/s/ Robert A. Bosi
	Name:	Robert A. Bosi
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press release dated April 20, 2010.